UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

On December 21, 2011, the Company issued a press release announcing that its board of directors has authorized management to explore strategic alternatives for the possible sale of the Company. The press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: December 21, 2011	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
December 21, 2011

Mission West Properties Announces That Its Board of Directors Has Authorized Management to Explore Strategic Alternatives for the Possible Sale of the Company

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that it is exploring strategic alternatives for the possible sale of the Company. As a result of an increase in portfolio sales in various markets around the U.S., including the Silicon Valley portion of the San Francisco Bay Area, lower borrowing costs, and a steady decline in cap rates from the increased investor demand for yield oriented real estate investments, the Company’s board of directors has authorized management to initiate a process to identify potential qualified buyers and determine an appropriate structure for the sale of the Company taking into account the potential value of the transaction to stockholders and operating unit holders. At this time, however, the Company is not engaged in any transaction and its board of directors has not made a decision to recommend or authorize a sale of the Company.

As part of this process, the Company will conduct a broad-based marketing effort with the assistance of various third party advisors and its founder, Chairman and CEO, Carl E. Berg.

The Company is continuing to lease buildings, aggressively pursue new tenants, seek value added acquisitions and run its business in the ordinary course with little or no disruption as a result of the potential sales transaction. The Company continues to believe that revenues and earnings will continue to increase in 2012 based on new and renewal leases and higher rents.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company owns and manages 111 properties totaling approximately 8.0 million rentable square feet which includes approximately 738,000 rentable square feet (or 15 buildings) located in Milpitas, California that are in the process of being sold for residential development. For additional information, please contact the Company’s Chairman and CEO, Carl E. Berg, at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.